Exhibit 99.1

Nutanix Reports First Quarter Fiscal 2024 Financial Results

Reports 24% YoY ACV Billings Growth and Strong Free Cash Flow

Delivers Outperformance Across All First Quarter Guided Metrics

SAN JOSE, Calif.--(BUSINESS WIRE)--November 29, 2023--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its first quarter ended October 31, 2023.

“We delivered a solid first quarter financial performance against an uncertain macro backdrop reflecting the value our customers see in the Nutanix Cloud Platform and the strength of our subscription business model,” said Rajiv Ramaswami, President and CEO of Nutanix. “I’m excited about our future as we look to capitalize on our large and growing market opportunity, favorable industry competitive dynamics, and our ramping partnerships.”

“Our first quarter marked a good start to our fiscal year with 24% year-over-year ACV billings growth along with strong free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We continue to see good execution and remain focused on driving towards the targets we shared at our recent Investor Day and delivering durable growth and increasing profitability.”

First Quarter Fiscal 2024 Financial Summary

	Q1 FY’24	Q1 FY’23	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$287.2 million	$231.9 million	24%
Annual Recurring Revenue (ARR)[2]	$1.66 billion	$1.28 billion	30%
Average Contract Duration[3]	2.9 years	3.0 years	(0.1) year
Revenue[4]	$511.1 million	$433.6 million	18%
GAAP Gross Margin	84.0%	81.0%	300 bps
Non-GAAP Gross Margin	85.9%	83.4%	250 bps
GAAP Operating Expenses	$434.8 million	$431.8 million	1%
Non-GAAP Operating Expenses	$359.8 million	$351.5 million	2%
GAAP Operating Loss	$(5.7) million	$(80.7) million	$75.0 million
Non-GAAP Operating Income	$79.5 million	$10.2 million	$69.3 million
GAAP Operating Margin	(1.1)%	(18.6)%	17.5% pts
Non-GAAP Operating Margin	15.6%	2.4%	13.2% pts
Net Cash Provided by Operating Activities	$145.5 million	$65.5 million	$80.0 million
Free Cash Flow	$132.5 million	$45.8 million	$86.7 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Hybrid Multicloud Platform Recognized as a Leader: Nutanix announced it has been named a leader in the Forrester Wave™: Hyperconverged Infrastructure, Q4 2023, published by Forrester Research, Inc.
  Nutanix Strengthens Cyber Resilience with Accelerated Ransomware Detection and Recovery: Nutanix announced new features in the Nutanix Cloud Platform to strengthen organizations’ cyber resilience against ransomware attacks on unstructured data.
  Micron Selects Nutanix Cloud Platform for Its Manufacturing Facilities Globally: Nutanix announced that Micron Technology, an industry leader in innovative memory and storage solutions, selected Nutanix to build a cloud platform for Micron’s manufacturing facilities globally.

Second Quarter Fiscal 2024 Outlook

ACV Billings	$295 - $305 million
Revenue	$545 - $555 million
Non-GAAP Gross Margin	85-86%
Non-GAAP Operating Margin	14% to 16%
Weighted Average Shares Outstanding (Diluted)[5]	Approximately 297 million

Fiscal 2024 Outlook

ACV Billings	$1.08 - $1.10 billion
Revenue	$2.095 - $2.125 billion
Non-GAAP Gross Margin	~85%
Non-GAAP Operating Margin	11.5% to 12.5%
Free Cash Flow	$340 - $360 million

Supplementary materials to this press release, including our first quarter fiscal 2024 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s first quarter fiscal 2024 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract duration, including as a result of Nutanix’s transition to a subscription-based business model.

5Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), costs related to the impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, gains on divestitures, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Duration, so we have not reconciled the ACV Billings, ARR, or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our second quarter fiscal 2024 outlook and/or our fiscal 2024 outlook: non-GAAP gross margin, non-GAAP operating margin, and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, our market opportunity, competitive dynamics, our focus on driving towards targets and delivering durable growth and increasing profitability, our second quarter fiscal 2024 outlook, and our fiscal 2024 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; the impact of a pandemic or major public health concern; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2023. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2023, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running apps and data across clouds. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2023 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	July 31, 2023	October 31, 2023
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$512,929	$612,462
Short-term investments	924,466	958,654
Accounts receivable, net	157,251	133,716
Deferred commissions—current	120,001	126,195
Prepaid expenses and other current assets	147,087	86,920
Total current assets	1,861,734	1,917,947
Property and equipment, net	111,865	110,204
Operating lease right-of-use assets	93,554	96,301
Deferred commissions—non-current	237,990	226,698
Intangible assets, net	4,893	3,745
Goodwill	184,938	184,938
Other assets—non-current	31,941	30,807
Total assets	$2,526,915	$2,570,640
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,928	$35,795
Accrued compensation and benefits	143,679	136,258
Accrued expenses and other current liabilities	109,269	21,054
Deferred revenue—current	823,665	877,547
Operating lease liabilities—current	29,567	28,917
Total current liabilities	1,136,108	1,099,571
Deferred revenue—non-current	771,367	767,685
Operating lease liabilities—non-current	68,940	72,419
Convertible senior notes, net	1,218,165	1,239,189
Other liabilities—non-current	39,754	33,987
Total liabilities	3,234,334	3,212,851
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,930,668	4,020,672
Accumulated other comprehensive income	(5,171)	(4,375)
Accumulated deficit	(4,632,922)	(4,658,514)
Total stockholders’ deficit	(707,419)	(642,211)
Total liabilities and stockholders’ deficit	$2,526,915	$2,570,640

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands, except per share data)
Revenue:
Product	$208,574	$246,922
Support, entitlements and other services	225,035	264,132
Total revenue	433,609	511,054
Cost of revenue:
Product (1)(2)	12,516	10,234
Support, entitlements and other services (1)	69,979	71,725
Total cost of revenue	82,495	81,959
Gross profit	351,114	429,095
Operating expenses:
Sales and marketing (1)(2)	236,222	235,323
Research and development (1)	149,443	151,975
General and administrative (1)	46,104	47,503
Total operating expenses	431,769	434,801
Loss from operations	(80,655)	(5,706)
Other expense, net	(13,416)	(5,275)
Loss before provision for income taxes	(94,071)	(10,981)
Provision for income taxes	5,443	4,872
Net loss	$(99,514)	$(15,853)
Net loss per share attributable to Class A common stockholders—basic and diluted	$(0.44)	$(0.07)
Weighted average shares used in computing net loss per share attributable to Class A common stockholders—basic and diluted	228,544	241,490
(1)	Includes the following stock-based compensation expense:
	Three Months Ended October 31,
	2022	2023
	(in thousands)
Product cost of revenue	$2,159	$1,928
Support, entitlements and other services cost of revenue	5,346	7,116
Sales and marketing	20,472	21,471
Research and development	38,622	38,404
General and administrative	14,356	15,079
Total stock-based compensation expense	$80,955	$83,998
(2)	Includes the following amortization of intangible assets:
	Three Months Ended October 31,
	2022	2023
	(in thousands)
Product cost of revenue	$2,810	$1,111
Sales and marketing	349	37
Total amortization of intangible assets	$3,159	$1,148

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(99,514)	$(15,853)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,839	18,187
Stock-based compensation	80,955	83,998
Amortization of debt discount and issuance costs	10,477	11,055
Operating lease cost, net of accretion	8,722	7,872
Early exit of lease-related assets	(304)	—
Non-cash interest expense	4,894	5,017
Other	(776)	(4,044)
Changes in operating assets and liabilities:
Accounts receivable, net	40,838	23,656
Deferred commissions	15,213	5,098
Prepaid expenses and other assets	958	60,696
Accounts payable	(7,104)	3,953
Accrued compensation and benefits	(29,820)	(7,421)
Accrued expenses and other liabilities	(3,076)	(89,029)
Operating leases, net	(11,910)	(7,791)
Deferred revenue	36,121	50,079
Net cash provided by operating activities	65,513	145,473
Cash flows from investing activities:
Maturities of investments	267,667	248,980
Purchases of investments	(256,202)	(278,178)
Purchases of property and equipment	(19,702)	(13,020)
Net cash used in investing activities	(8,237)	(42,218)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	22,186	13,783
Repurchases of common stock	—	(17,513)
Payment of finance lease obligations	(1,856)	(637)
Net cash provided by (used in) financing activities	20,330	(4,367)
Net increase in cash, cash equivalents and restricted cash	$77,606	$98,888
Cash, cash equivalents and restricted cash—beginning of period	405,862	515,771
Cash, cash equivalents and restricted cash—end of period	$483,468	$614,659
Restricted cash (1)	2,851	2,197
Cash and cash equivalents—end of period	$480,617	$612,462
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$7,635	$8,134
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$10,748	$15,013
Finance lease liabilities arising from obtaining right-of-use assets	$9,822	$12,382
(1)	Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands)
Total revenue	$433,609	$511,054
Change in deferred revenue	36,121	50,079
Total billings	$469,730	$561,133
Disaggregation of Revenue and Billings
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$402,924	$479,478
Professional services revenue	22,278	22,835
Other non-subscription product revenue	8,407	8,741
Total revenue	$433,609	$511,054
Disaggregation of billings:
Subscription billings	$441,430	$528,914
Professional services billings	19,893	23,478
Other non-subscription product billings	8,407	8,741
Total billings	$469,730	$561,133

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes $7.8 million and $8.1 million of non-portable software revenue for the three months ended October 31, 2022 and 2023, respectively, and $0.6 million and $0.6 million of hardware revenue for the three months ended October 31, 2022 and 2023, respectively.

  Non-portable software revenue — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
  Hardware revenue — In transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Contract Value Billings and Annual Recurring Revenue
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$231,928	$287,216
Annual Recurring Revenue (ARR)	$1,280,574	$1,663,918

Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$429,095	$9,044	$1,111	$—	$—	$—	$—	$439,250
Gross margin	84.0%	1.7%	0.2%	—	—	—	—	85.9%
Operating expenses:
Sales and marketing	235,323	(21,471)	(37)	—	—	—	—	213,815
Research and development	151,975	(38,404)	—	—	—	—	—	113,571
General and administrative	47,503	(15,079)	—	(46)	—	—	—	32,378
Total operating expenses	434,801	(74,954)	(37)	(46)	—	—	—	359,764
(Loss) income from operations	(5,706)	83,998	1,148	46	—	—	—	79,486
Operating margin	(1.1)%	16.5%	0.2%	—	—	—	—	15.6%
Net (loss) income	$(15,853)	$83,998	$1,148	$46	$16,347	$(920)	$274	$85,040
Weighted shares outstanding, basic	241,490							241,490
Weighted shares outstanding, diluted (7)	241,490							292,861
Net (loss) income per share, basic	$(0.07)	$0.35	$-	$-	$0.07	$-	$-	$0.35
Net (loss) income per share, diluted	$(0.07)							$0.29
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Legal fees
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Other
(6)	Income tax effect primarily related to stock-based compensation expense
(7)	Includes 51,371 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$351,114	$7,505	$2,810	$—	$265	$—	$—	$361,694
Gross margin	81.0%	1.7%	0.6%	—	0.1%	—	—	83.4%
Operating expenses:
Sales and marketing	236,222	(20,472)	(349)	—	(3,816)	—	—	211,585
Research and development	149,443	(38,622)	—	—	(1,616)	—	—	109,205
General and administrative	46,104	(14,356)	—	(920)	(120)	—	—	30,708
Total operating expenses	431,769	(73,450)	(349)	(920)	(5,552)	—	—	351,498
(Loss) income from operations	(80,655)	80,955	3,159	920	5,817	—	—	10,196
Operating margin	(18.6)%	18.8%	0.7%	0.2%	1.3%	—	—	2.4%
Net (loss) income	$(99,514)	$80,955	$3,159	$920	$5,817	$15,731	$504	$7,572
Weighted shares outstanding, basic	228,544							228,544
Weighted shares outstanding, diluted (7)	228,544							275,200
Net (loss) income per share, basic	$(0.44)	$0.36	$0.01	$-	$0.03	$0.07	$-	$0.03
Net (loss) income per share, diluted	$(0.44)							$0.03
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Income tax effect primarily related to stock-based compensation expense
(7)	Includes 46,656 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)

	Three Months Ended October 31,
	2022	2023
	(in thousands)
Net cash provided by operating activities	$65,513	$145,473
Purchases of property and equipment	(19,702)	(13,020)
Free cash flow	$45,811	$132,453

Correction to Prior Period Financial Statements
(Unaudited)

The prior period amounts included in the tables above reflect the corrections made as a result of the previously disclosed completed investigation related to third-party software usage. Prior period amounts have been corrected as follows:

	Three Months Ended October 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Operations:
Sales and marketing	$236,072	$150	$236,222
Research and development	$149,195	$248	$149,443
Total operating expenses	$431,371	$398	$431,769
Loss from operations	$(80,257)	$(398)	$(80,655)
Loss before provision for income taxes	$(93,673)	$(398)	$(94,071)
Net loss	$(99,116)	$(398)	$(99,514)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.43)	$(0.01)	$(0.44)

	Three Months Ended October 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Condensed Consolidated Statement of Cash Flows:
Net loss	$(99,116)	$(398)	$(99,514)
Accrued expenses and other liabilities	$(3,474)	$398	$(3,076)

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com